Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP]

December 10, 2007

Classmates Media Corporation

21301 Burbank Boulevard

Woodland Hills, California  91367

RE:                              Classmates Media Corporation
Registration Statement on Form S-1 (File No. 333-145397)

Ladies and Gentlemen:

We have acted as special counsel to Classmates Media Corporation, a Delaware corporation (the “Company”), in connection with the initial public offering by the Company of up to 12,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), including the Series A Junior Participating Preferred Stock Purchase Rights attached to such shares (the “Rights”) (such shares, including the Rights, being referred to hereinafter as the “Firm Shares”), and up to an additional 1,800,000 shares of Common Stock, including the Rights attached to such shares (such shares, including the Rights being referred to hereinafter as the “Option Shares”) subject to an over-allotment option. The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

In connection with the opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement on Form S-1 (File No. 333-145397) of the Company, as filed with the Securities and Exchange Commission (the “Commission”) under the Act; Pre-Effective

Amendments No. 1 through No. 5 thereto (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, as issuer, United Online, Inc., and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), filed as Exhibit 1.1 to the Registration Statement; a specimen certificate representing the Common Stock filed as Exhibit 4.1 to the Registration Statement; the form of Rights Agreement (the “Rights Agreement”) proposed to be entered into by and between the Company and American Stock Transfer & Trust Company, as rights agent, filed as Exhibit 4.2 to the Registration Statement; the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect; the Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect; and certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the Delaware corporate law. We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law on the opinion herein.

Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Act; the Underwriting Agreement has been duly executed and delivered; the Rights Agreement has been duly executed and delivered; and the certificates representing the Securities in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement at a price per share not less than the per share par value of the Common Stock, the issuance and sale of the Securities will have been duly authorized, and the Securities will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP